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                HEALTH MANAGEMENT SYSTEMS, INC. AND SUBSIDIARIES
     EXHIBIT 21.1 - LIST OF SUBSIDIARIES OF HEALTH MANAGEMENT SYSTEMS, INC.

                                                                 STATE OF
                     SUBSIDIARY                               INCORPORATION
                     ----------                               -------------

        Accelerated Claims Processing, Inc.                     Delaware
        401 Park Avenue South
        New York, NY  10016

        Quality Medi-Cal Adjudication, Incorporated             California
        2897 Kilgore Road
        Rancho Cordova, CA  95670

        Health Care microsystems, Inc.                          California
        200 North Sepulveda Boulevard
        El Segundo, CA 90245

        CDR Associates, Inc.                                    Maryland
        9642 Deereco Road
        Timonium, MD  21093

        Quality Standards in Medicine, Inc.                     Delaware
        581 Boylston Street
        Boston, MA  02116

        HSA Managed Care Systems, Inc.                          Delaware
        234 Spring Lake Drive
        Itasca, IL 60143